EXHIBIT 10.32

LAURUS MASTER FUND, LTD.
825 Third Avenue, 14th Floor
New York, New York 10022

February 28, 2005

ELINEAR, Inc.
2901 West Sam Houston Pkwy North
Suite E-300 Houston, TX 77043
Attn: Ramzi Nassar

Re: Restricted Account: Account Number 2704053871,
Account Name: eLinear, Inc. maintained at North Fork Bank (the "Restricted Account").

Reference is made to (i) that certain Securities Purchase Agreement, dated as of February 28, 2005 (as amended, modified or supplemented from time to time, the "Purchase Agreement"), by and between ELINEAR, Inc., a Delaware corporation (the "Company"), and Laurus Master Fund, Ltd. (the "Purchaser") and (ii) that certain Restricted Account Agreement, dated as of February 28, 2005 (as amended, modified or supplemented from time to time, the "Restricted Account Agreement"), by and among the Company, Laurus and North Fork Bank (the "Bank"). Capitalized terms used but not defined herein shall have the meanings ascribed them in the Restricted Account Agreement, as applicable. Pursuant to Section 3.2 of the Purchase Agreement, the Company is required to place $3,860,000 in the Restricted Account, and, subject to the provisions of this letter, the Purchase Agreement and any Related Agreement, maintain such amount in the Restricted Account for as long as the Purchaser shall have any obligations outstanding under the Note and to assign the Restricted Account for the benefit of the Purchaser as security for the performance of the Company's obligations to the Purchaser.

The Purchaser and the Company desire to clarify certain aspects regarding the use of funds contained in the Restricted Account, and for good consideration, the receipt and sufficiency of which is here acknowledged, the Company and the Purchaser agree as follows:

1. That upon any conversion of the Non-Amortizing Principal Amount (as defined in the Note) into Common Stock, pursuant to the terms and conditions in the Note, Purchaser shall provide the Bank with a Release Notice to wire an amount of funds equal to the corresponding dollar amount by which the aggregate Principal Amount of the Note that has been reduced by such conversion (as determined by the Note) from the Restricted Account to such bank account as the Company may direct the Purchaser in writing (each such occurrence, a "Conversion").

2. If a Conversion is made pursuant to Section 2.1 (d) of the Note, then Purchaser shall provide Bank with a Release Notice for such Conversion within two (2) days of the Repayment Notice (as defined in the Note). If the Conversion is made pursuant to Article 3 of the Note, then the Purchaser shall provide Bank with a Release Notice for such Conversion within two (2) days of the Conversion Notice (as defined in the Note).

3. The Purchaser agrees and acknowledges that it will only provide the Bank with Release Notices pursuant to the terms herein the and in accordance with the Master Security Agreement. Purchaser will not request a Release Notice, remove, transfer or any distribute the funds in the restricted account for any fees or amounts not specifically allowed herein or in the Documents. Purchaser hereby agrees not to make any changes to the Restricted Account Agreement without the written approval of the Company.

4. Purchaser agrees and acknowledges that any interest earned from the Bank on the funds held in the Restricted Account will be credited to the Company's outstanding obligations and the Purchaser is only entitled to such amount as provided for in the Note and Master Security Agreement.

5. This letter may not be amended or waived except by an instrument in writing signed by the Company and the Purchaser. This letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof or thereof, as the case may be. This letter shall be governed by, and construed in accordance with, the laws of the State of New York. This letter sets forth the entire agreement between the parties hereto as to the matters set forth herein and supersede all prior communications, written or oral, with respect to the matters herein.

If the foregoing meets with your approval please signify your acceptance of the terms hereof by signing below.

Signed,

Laurus Master Fund, Ltd.

By:____________________
Name: Title:

Agreed and Accepted this 28th day of February, 2005.

ELINEAR, Inc.

By: __________________
Name: Michael Lewis
Title: Chief Executive Officer